UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – March 8, 2018

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosure under the headings “Management Equity Purchase” and “Third Amended and Restated Limited Liability Company Agreement” of Item 5.01 of this Form 8-K are incorporated herein by reference.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Sempra Merger Agreement

On March 9, 2018, Sempra Energy, a California corporation (“Sempra”), completed the previously announced merger (“Sempra Acquisition”) pursuant to an Agreement and Plan of Merger, dated August 21, 2017 (the “Sempra Merger Agreement”), among Energy Future Holdings Corp. (“EFH Corp.”), Energy Future Intermediate Holding Company LLC (“EFIH”), a wholly owned subsidiary of EFH Corp., Sempra and one of its wholly-owned subsidiaries. Pursuant to the Sempra Merger Agreement, EFH Corp. merged with an indirect subsidiary of Sempra, with EFH Corp. continuing as the surviving company and an indirect, wholly-owned subsidiary of Sempra. As a result of the Sempra Acquisition, Sempra acquired 80.03% of the outstanding membership interests of Oncor Electric Delivery Company LLC (“Oncor”) that are directly held by Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) and that are indirectly held by EFH Corp. and EFIH. In addition, in connection with the Sempra Acquisition, Sempra acquired 0.22% of the outstanding membership interests in Oncor from certain executive officers and directors of Oncor. After the Sempra Acquisition, Texas Transmission Investment LLC continues to own 19.75% of Oncor’s outstanding membership interests.

In accordance with the Sempra Merger Agreement, Sempra paid in cash a total consideration of approximately $9.45 billion to acquire the indirect 80.03% outstanding membership interest in Oncor. The consideration was funded by a combination of fixed and floating rate notes, commercial paper and cash from operations.

A copy of the press release issued by Oncor on March 9, 2018 announcing the consummation of the Sempra Acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Management Equity Purchase

On March 9, 2018, Oncor entered into an Interest Transfer Agreement (the “OMI Agreement”) with Oncor Management Investment LLC (“OMI”) and Sempra. Pursuant to the 2008 Equity Interests Plan for Key Employees of Oncor Electric Delivery Company LLC and its Affiliates, certain members of Oncor’s management, including Oncor’s executive officers and independent directors on Oncor’s Board of Directors, were granted the opportunity to purchase Class B equity interests (the “Class B Interests”) in OMI, an entity whose only assets consist of equity interests in Oncor. OMI holds 1,396,008 of the outstanding limited liability company interests in Oncor (the “OMI Interests”), which represent 0.22% of the outstanding membership interests in Oncor. For a description of the amounts of Class B Interests beneficially owned by members of Oncor’s Board of Directors and each of Oncor’s named executive officers, see “Security Ownership of Certain Beneficial Owners and Management and Related Equity Holder Matters – Security Ownership of Certain Beneficial Owners and Management” in Oncor’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the Securities and Exchange Commission on February 23, 2018, which description is incorporated herein by reference.

Pursuant to the OMI Agreement, in connection with the closing of the Sempra Acquisition, OMI transferred to Sempra all of the OMI Interests in exchange for $25,959,261 in cash, which represents approximately $18.60 for each OMI Interest. The consideration was funded by a combination of fixed and floating rate notes, commercial paper and cash from operations. Following such transfer, the holders of the Class B Interests will be entitled to receive certain distributions related to certain allocable tax liabilities.

The foregoing description of the OMI Agreement is qualified in its entirety by reference to the complete terms of the OMI Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Third Amended and Restated Limited Liability Company Agreement

In connection with the closing of the Sempra Acquisition, Oncor’s limited liability company agreement was amended and restated in its entirety on March 9, 2018 as set forth in the Third Amended and Restated Limited Liability Company Agreement of Oncor (the “Limited Liability Company Agreement”). The Limited Liability Company Agreement provides for the management of Oncor by a Board of Directors consisting of 13 members, including seven Disinterested Directors (as defined in the Limited Liability Company Agreement), two directors designated indirectly by Sempra, two directors designated by Texas Transmission Investment LLC (subject to certain conditions) and two directors that are current or former officers of Oncor.

The foregoing description of the Limited Liability Company Agreement is qualified in its entirety by reference to the complete terms of the Limited Liability Company Agreement, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Board and Management Changes

In connection with the closing of the Sempra Acquisition on March 9, 2018, Debra L. Reed, Chairman of the Board of Directors, the Chief Executive Officer and the President of Sempra, and Jeffrey W. Martin, Executive Vice President and Chief Financial Officer of Sempra, were designated to serve on Oncor’s Board of Directors by Sempra. Ms. Reed and Mr. Martin replaced Thomas D. Ferguson and Kneeland Youngblood, who resigned pursuant to the Sempra Merger Agreement upon the closing of the Sempra Acquisition on March 9, 2018.

As previously disclosed in the Form 8-K filed on December 21, 2017 by Oncor (the “December Form 8-K”), on December 20, 2017, Oncor’s Chief Executive, Robert S. Shapard, notified Oncor’s Board of Directors that, subject to and effective on the consummation of the Sempra Acquisition, he intended to resign with good reason his employment with the Company, including his position as Chief Executive, while remaining as a member Oncor’s Board of Directors following the consummation of the Sempra Acquisition. He delivered that resignation effective as of the closing of the Sempra Acquisition on March 9, 2018.

As previously disclosed in the December Form 8-K, on December 20, 2017, Oncor’s Board of Directors, subject to and effective on the consummation of the Sempra Acquisition, elected E. Allen Nye, Jr. as Chief Executive, David M. Davis, Oncor’s current Chief Financial Officer, as Executive Vice President, and Don J. Clevenger as Senior Vice President and Chief Financial Officer.

The information included in Item 5.02 of the December Form 8-K is incorporated herein by reference.

Management Equity Purchase

The disclosure under the heading “Management Equity Purchase” of Item 5.01 of this Form 8-K is incorporated herein by reference.

Executive Letter Agreements

On March 8, 2018, Oncor entered into a letter agreements (the “Letter Agreements”) with each of its executive officers, other than Mr. Nye, who declined the opportunity to enter into such a Letter Agreement. The Letter Agreements provide that for each executive who terminates employment with Oncor at any time during a stated protection period for any reason other than a termination by Oncor for cause (as defined in each benefit plan applicable to such executive), such executive will be entitled to any and all benefits to which the executive would be entitled to under each employee benefit plan in which the executive participates, with the amount of such benefits being based on the termination event (either a resignation for good reason, termination without cause, or retirement) that would result in the payment of the most favorable benefits to the executive. The protection period under the Letter Agreements is twenty-four months from the date of the closing of the Sempra Acquisition for Mr. Davis and three months from the date of closing of the Sempra Acquisition for each other executive. The Letter Agreements also provide for reimbursement to the applicable executive of certain legal fees and expenses relating to such Letter Agreement. The foregoing description of the Letter Agreements is qualified in its entirety by reference to the complete terms of the form of Letter Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

3.1	Third Amended and Restated Limited Liability Company Agreement of Oncor Electric Delivery Company LLC, dated as of March 9, 2018, by and between Oncor Electric Delivery Holdings Company LLC and Texas Transmission Investment LLC.

10.1	Interest Transfer Agreement, dated as of March 9, 2018, among Oncor Electric Delivery Company LLC, Oncor Management Investment LLC, and Sempra Energy.

10.2	Form of Letter Agreement, dated as of March 8, 2018.

99.1	Press Release, dated March 9, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Don J. Clevenger
Don J. Clevenger
Senior Vice President and Chief Financial Officer

Dated: March 8, 2018